Exhibit 10.3
FIRST AMENDMENT TO
VOTING AGREEMENT

This FIRST AMENDMENT TO VOTING AGREEMENT ("Agreement") is made and entered on July 19th, 2007 (the “Effective Date”) by and between Lucayan Oil and Gas Investments, Ltd. (“LOGI”) and Texhoma Energy, Inc. a Nevada corporation (“Texhoma”), each individually a “Party,” and collectively the “Parties.”

WITNESSETH:

WHEREAS, LOGI currently holds 18,174,000 shares of the common stock of Texhoma (the “Texhoma Common Stock”);

WHEREAS, Texhoma previously appointed William M. Simmons and Daniel Vesco as Directors of Texhoma (the “Directors”), which Directors required LOGI to enter into a Voting Agreement on or around July 12, 2007, to set forth in writing certain rights and restrictions, including, without limitation, voting rights with respect to the Texhoma Common Stock owned by LOGI, a copy of which is attached hereto as Exhibit A (the “Voting Agreement”) (and a previous Voting Agreement, between various other shareholders of Texhoma), in connection with their agreeing to serve as Directors of Texhoma; and

WHEREAS, the Parties now desire to amend the Voting Agreement to remove the previous language in Section 3 of the Voting Agreement, which excluded a total of 4,000,000 shares held by LOGI from the terms and provisions of the Voting Agreement.

NOW, THEREFORE, for $10, and for other good and valuable consideration, the receipt of which is hereby acknowledged by LOGI, the Parties hereto agree as follows:

1.           Amendment to Voting Agreement.  Section 3 of the Voting Agreement shall be amended and replaced in its entirety with the following Section 3, and any reference in the Voting Agreement to Section 3 of the subject matter therein shall hereafter refer to the amended Section 3 set forth below (collectively the “Amendment”):

“3.           Shares Subject to Agreement. Any additional shares of Texhoma’s Common Stock or other voting securities, or the voting rights relating thereto, of Texhoma that may be owned, held or subsequently acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by LOGI at any time during the term of this Agreement as a result of the ownership of the Stock that is referred to in this Agreement whether issued incident to any stock split, stock dividend, increase in capitalization, recapitalization, merger, consolidation, reorganization, or other transaction, shall be included within the term "Stock" as used herein and shall be subject to the terms of this Agreement.”

First Amendment to Voting Agreement
with LOGI Regarding the Common Stock of
Texhoma Energy, Inc.

2.           Successors and Assigns.  This Agreement shall be binding upon LOGI and its respective heirs, legal representatives, successors and assigns.

3.           Waiver.  The wavier by either party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

4.           Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of Texas.  In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

5.           Headings; Gender.  The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.  All references in this Agreement as to gender shall be interpreted in the applicable gender of the parties.

6.           Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.           Amendment.  No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and singed by all the parties hereto.

8.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

9.           Entire Agreement.  This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

[Remainder of page left intentionally blank.  Signature page follows.]

First Amendment to Voting Agreement
with LOGI Regarding the Common Stock of
Texhoma Energy, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date set forth above.

Lucayan Oil and Gas Investments, Ltd.

/s/ Max Maxwell
By: Max Maxwell
Its: Director

Texhoma Energy, Inc.

/s/ William M. Simmons
By: William M. Simmons
It: President

First Amendment to Voting Agreement
with LOGI Regarding the Common Stock of
Texhoma Energy, Inc.